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                                                                    EXHIBIT 10.4



















                            PENSION RESTORATION PLAN



                      Originally Adopted - January 1, 1976

                           Last Amended - June 4, 1996



                      E. I. du Pont de Nemours and Company
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                                                                    EXHIBIT 10.4


                            PENSION RESTORATION PLAN



  I.  PURPOSE

           The purpose of this Plan is to provide an employee or pensioner or his survivor or survivors eligible to receive payments pursuant to the Company's Pension and Retirement Plan the portion of his pension or survivor benefit that would have been paid to him or his survivor or survivors under the Pension and Retirement Plan if the limitations established in paragraphs A(2)(b)(iii) relating to deferred Variable Compensation Awards, A(2)(b)(v) and D of Section IX of such Plan had not been applied, or, effective with payments made after January 1, 1996, if the limitations established in paragraphs A(2)(b)(v) and D of Section IX of such Plan not been applied. Notwithstanding the above, an employee or the survivor(s) of an employee who retires in accordance with the Incapability Retirement provision of Section IV of the Pension and Retirement Plan will not be eligible for participation in this Plan.

 II.  ADMINISTRATION

           The administration of this Plan is vested in the Board of Benefits and Pensions appointed by the Company, except that the Compensation and Benefits Committee shall determine the discount rate to be used in calculating the lump sum payment described in Section V. The Board may adopt such rules as it may deem necessary for the proper administration of the Plan, and its decision in all matters involving the interpretation and application of this Plan shall be final. The Board shall have the discretionary right to determine eligibility for benefits hereunder and to construe the terms and conditions of this Plan.

III.  ELIGIBILITY

           An employee or pensioner who is entitled to pension payments, or a person entitled to survivor benefits, pursuant to the Company's Pension and Retirement Plan, but excluding an employee or the survivor(s) of an employee who retires under the Incapability Retirement provision of Section IV of the Plan, will be eligible for payments under this Plan provided payments that would have been made under the Pension and Retirement Plan have been reduced by the limitations on such payments set forth in paragraphs A(2)(b)(iii) relating to deferred Variable Compensation Awards, A(2)(b)(v) and D of Section IX of such Plan, or, effective with payments made after January 1, 1996, the limitations on such payments set forth in paragraphs A(2)(b)(v) and D of Section IX of such Plan.














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                                                                    EXHIBIT 10.4


          For purposes of this Plan, the term "Company" means E. I. du Pont de Nemours and Company, any wholly owned subsidiary or part thereof and any partnership or joint venture in which E. I. du Pont de Nemours and Company is joined which adopts this Plan with the approval of the Company, or such person or persons as the Company may designate.

 IV.  AMOUNT PAYABLE

          The monthly amount payable to a person eligible to receive payments under this Plan will be equal to his monthly pension or survivor benefit under the Pension and Retirement Plan calculated without application of the limitations on such payment set forth in paragraphs A(2)(b)(iii) relating to deferred Variable Compensation Awards, A(2)(b)(v) and D of Section IX of such Plan, or effective with payments made after January 1, 1996, the limitations on such payments set forth in paragraphs A(2)(b)(v) and D of Section IX of such Plan, less the amount of the actual monthly pension or survivor benefit paid under such Plan.

  V.  PAYMENTS OF BENEFITS

          The amount payable under this Plan will be paid coincident with the monthly pension or survivor benefit paid under the Pension and Retirement Plan, unless (1) the amount payable is or becomes less than or equal to the minimum monthly payment amount fixed by the Board of Benefits and Pensions, in which case the actuarial equivalent of all such remaining payments shall be paid in a lump sum, or (2) the employee irrevocably elects under rules prescribed by the Board of Benefits and Pensions to receive all or part of the actuarial equivalent of such monthly payments in a lump sum. A lump sum payment shall be delivered as of the end of the month following that in which the employee retires or at such future times and under such terms and conditions as the Compensation Committee may determine. All payments under this Plan shall be made by, and all expenses of administering this Plan shall be borne by, the Company.

 VI.  RIGHT TO MODIFY

          The Company reserves the right to change this Plan in its discretion by action of the Compensation and Benefits Committee or its delegate or to discontinue this Plan in its discretion by action of the Board of Directors.

VII.  NONASSIGNMENT

          No assignment of the rights and interests under this Plan will be permitted or recognized under any circumstances, nor shall such rights and interests be subject to attachment or other legal processes for debt.







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